Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Jay D. Kranzler, the Chief Executive Officer of Cypress Bioscience, Inc. (the “Company”), and Sabrina Martucci Johnson, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2002, to which this certification is attached as Exhibit 99.2 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 19, 2003

/s/ JAY D. KRANZLER	/s/ SABRINA MARTUCCI JOHNSON
Chief Executive Officer	Chief Financial Officer